EXHIBIT 10.4

                        AGREEMENT FOR LOGISTICS SERVICES

     This Agreement for Logistics Services ("Agreement") is dated as of April 13, 2007, by and among Cargo Connection Logistics International, an Illinois corporation ("Cargo Connection Logistics"), located at 600 Bayview Ave, Inwood, New York 11096 and AIT Worldwide Logistics ("AIT"). located at 701 Rohling Road_, Itasca. IL 60143

                                    RECITALS

WHEREAS, AIT is requiring logistics services of the kind offered by Cargo Connection Logistics; and

WHEREAS,  AIT   desires  Cargo   Connection   Logistics   to  provide  logistics
services to AIT; and

WHEREAS, the parties believe the distinctive logistics service needs of AIT can best be satisfied through contractual agreement.

NOW THEREFORE, AIT and Cargo Connection Logistics, in consideration of the premises and mutual agreements hereafter set forth, agree as follows:

1. Scope. Cargo Connection Logistics shall provide logistics services (the "Services") as described in Exhibit A.

2.   Independent Contractor Relationship.
          (a) Cargo Connection Logistics shall, for all purposes, be deemed an independent contractor and shall be fully independent in performing any authorized services and shall not act or hold itself out as an agent, servant, or employee of AIT. It is expressly understood and agreed that all services provided under the terms of this Agreement shall be performed by the employees or independent contractors of Cargo Connection Logistics and that no employee or independent contractor of Cargo Connection Logistics shall be considered an employee of AIT for any purpose whatsoever. Cargo Connection Logistics will be responsible for its own expenses, wages, employee benefits, and all taxes, contributions and withholdings under all applicable federal, state, or local laws or regulations, and insurance coverage


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(including workers' compensation) related thereto.

          (b) AIT will be responsible for its own expenses, wages, employee benefits, and all taxes, contributions and withholdings under all applicable federal, state, or local laws and regulations, and insurance coverage (including workers' compensation) related thereto. AIT, and its employees, subcontractors and /or agents shall at all time follow the safety policies, rules and guidelines while on premises of any Cargo Connection Logistics facility. Cargo Connection Logistics agrees that if any person, government agency, or court should ever allege, claim or determine that AIT is an employer or joint employer (for any purpose) of any person assigned by Cargo Connection
Logistics to perform services pursuant to this Agreement, Cargo Connection Logistics will indemnify, defend and hold AIT harmless from and against any and all Claims (as defined in Section 8 hereof) related thereto.

3.   Rates, Fees, and Charges

          (a) In consideration of the services to be performed by Cargo Connection Logistics, AIT shall pay Cargo Connection Logistics the fees set forth in Exhibit A attached hereto.

          (b) AIT acknowledges that Cargo Connection Logistics will subcontract the performance of some or all of the Services, and that the rates charged correlate to the rates currently charged by such subcontractors. Therefore, the aforementioned rates, fees, charges, and rules are subject to change due to corresponding changes imposed by the subcontractors, but no more frequently than once every 6 months. Any such changes in the rates attached as Exhibit A of this Agreement must be made in writing and authorized by a representative of both parties. Additional rates and charges can be negotiated between Cargo Connection Logistics and AIT and must be confirmed in writing.

4. Payments. Cargo Connection Logistics and AIT agree that AIT shall be responsible for payment of all of Cargo Connection Logistics' rates, fees, and charges under this Agreement as defined in Exhibit A. Cargo Connection Logistics shall invoice AIT on a weekly basis, and AIT shall pay such invoices directly to Cargo Connection Logistics within twenty (20) days of the invoice date.


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5.   Claims for Non-Payment.

         (a) Provided AIT has met the payment obligations contained herein, Cargo Connection Logistics shall indemnify AIT and hold AIT harmless from and against any Claims (as defined in Section 6) for non-payment or underpayment by a vendor used by Cargo Connection Logistics for logistics services hereunder.

         (b) AIT shall not withhold of or offset payment for claims against Cargo Connection Logistics without prior authorization in writing.

6.   Indemnification.

         (a) Cargo Connection Logistics shall indemnify and hold harmless AIT from and against all loss, damage, fines, expenses, actions and claims for injury to persons (including injury resulting in death) and damage to property ("Claims") arising out of or in connection with Cargo Connection Logistics', its agents' or employees' discharge of its duties and responsibilities as specified in this Agreement (including, without limitation, third party Claims and Claims by Cargo Connection Logistics subcontractors in respect of non-payment of such subcontractor's fees) except to the extent such injury or damage is caused or contributed to by the negligence of AIT, its agents or employees.

         (b) AIT shall indemnify and hold harmless Cargo Connection Logistics from and against all Claims arising out of or in connection with AIT, its agents' or employees' discharge of its duties and responsibilities as specified in this Agreement, except to the extent such injury or damage is caused by or contributed to by the negligence of Cargo Connection Logistics, its agents or employees.

         (c) The provisions of this Section 8 shall survive termination of the Agreement.

7.   Insurance.

         (a) During the term of this Agreement, Cargo Connection Logistics, at its sole expense, shall maintain liability insurance with an insurer insuring Cargo Connection Logistics against liability and claims for injuries or death of persons and damage to


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property in combined single limits of not less than $1,000,000. Cargo Connection
Logistics shall also maintain at its sole cost and expense with a reputable insurer any additional insurance required by applicable laws, rules and regulations for the term of this Agreement.

         (b) During the term of this Agreement, AIT, at its sole expense, shall maintain liability insurance with an insurer insuring AIT against liability and claims for injuries or death of persons and damage to property in combined single limits of not less than $1,000,000. AIT shall also maintain at its sole cost and expense with a reputable insurer any additional insurance required by applicable laws, rules and regulations for the term of this Agreement.

         (c) AIT shall schedule Cargo Connection Logistics as an additional insured on an AIT workers' compensation policy

8.   Term and Termination.

         (a) The terms and conditions of this Agreement commence on the date of the Agreement. AIT shall have the right to review this Agreement for six
(6) months proceeding the initial date of Agreement. The rates in Exhibit A will be negotiated annually on _________. AIT shall give sixty (60) days written notice if not renewing this Agreement, otherwise renewal will be automatic, beginning on the anniversary of the original Agreement date, for another one (1) year period. Cargo Connection Logistics will provide to AIT written notice Thirty (30) days in advance of any rate increases.

         (b) Either party may terminate this Agreement:

             (i) immediately following written notice of a material default of its obligations hereunder provided that (1) the defaulting party receives notice of termination containing a complete description of the default and (2) the defaulting party fails to cure such default within thirty (30) days of written notice or ten (10) days of such notice if the default is nonpayment;

             (ii) immediately upon the insolvency of the other party, any assignment


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             of  the  other  party  for  the  benefit  of  its creditors, or the failure of the other party to vacate the appointment of a receiver or trustee for any part or interest of its business within 30 days from the date of such appointment;

             (iii) as provided in Section 2.

9. Notices. Notices given by one party to the other under this Agreement shall be in writing and shall be delivered personally, sent by facsimile, express delivery service, certified mail or first class U.S. mail postage prepaid and addressed to the respective parties as follows:

         If to Cargo Connection Logistics:           If to AIT:
         --------------------------------            ---------
         Vice President                              David Buss Vice President
         600 Bayview Ave.                            701 Rohling Rd.
         Inwood, NY 11096                            Itasca, IL 60143

or to such other address as either party shall designate by proper notice. Notices will be deemed given as of the earlier of a) the date of actual receipt,
b) the next business day when notice is sent via express mail, personal delivery or facsimile or c) three (3) days after mailing in the case of first class or certified U.S. mail.

10.  Nonexclusive Agreement

         (a) It is agreed and understood between the parties hereto, that Cargo Connection Logistics is free to provide similar services to customers other than AIT pursuant to any separate agreements.

         (b) It is agreed and understood between the parties hereto that AIT is free to procure similar services from vendors other than Cargo Connection Logistics pursuant to any separate agreements.

11. Force Majeure. If any party to this Agreement is unable to meet its obligations under this Agreement as a result of flood, earthquake, storm, other acts of God


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including:  fire,   derailment,   accident,  strike,  lockout,  explosion,  war,
insurrection,   riot,   embargo,   terrorist   activity,   act of  government or
governmental agency or other similar cause beyond the reasonable control ("Force Majeure") of the parties, such party will be excused from performing its obligations (except AIT obligations to pay indebtedness hereunder) for the duration of the Force Majeure.

12.  Arbitration, Damages and Attorneys Fees.

         (a) Except as set forth in this Section 12, the parties agree that any disputes between AIT and Cargo Connection Logistics concerning the meaning of this Agreement or concerning their rights, obligations or performance hereunder, shall, at the request of either party, be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Disputes shall be decided by an arbitrator chosen in accordance with the AAA rules then in effect, such arbitrator to have knowledge and experience in the logistics industry.

         (b) This Agreement shall be subject to and governed by and interpreted and construed in accordance with the laws of the state of New York


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AIT                                         CARGO CONNECTION LOGISTICS
---                                         --------------------------

By:      /s/ David Buss                     By:      /s/ Kenneth J. Ryan
         ---------------------------        ----------------------------
Title:   VP Field Ops                       Title:   VP
         ---------------------------        ----------------------------
Date:    April 13, 2007                     Date:    04-13-07
         ---------------------------        ----------------------------